Exhibit 99.1
1111 South Arroyo Parkway 91105
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500    Fax 1.626.568.7144

Press Release

FOR IMMEDIATE RELEASE                    January 25, 2012

For additional information contact:
John W. Prosser, Jr.
Executive Vice President, Finance and Administration
626.578.6803

Jacobs Engineering Group Inc. Reports Earnings
for the First Quarter of Fiscal 2012
PASADENA, CALIF - Jacobs Engineering Group Inc. (NYSE:JEC) announced today its financial results for the first quarter of fiscal 2012 ended December 30, 2011.
First Quarter Fiscal 2012 Highlights:

•	Net earnings of $89.7 million;

•	Diluted EPS of $0.70; and,

•	Backlog at December 30, 2011 of $14.5 billion.
Jacobs reported today net earnings of $89.7 million, or $0.70 per diluted share, on revenues of $2.63 billion for its first quarter of fiscal 2012 ended December 30, 2011. This compares to net earnings of $65.8 million, or $0.52 per diluted share, on revenues of $2.36 billion for the first quarter of fiscal 2011 ended December 31, 2010.
Jacobs also announced today backlog totaling $14.5 billion at December 30, 2011, including a technical professional services component of $9.5 billion. This compares to total backlog and technical professional services backlog of $13.0 billion and $7.9 billion, respectively, at December 31, 2010.
Commenting on the results for the first quarter, Jacobs President and CEO Craig L. Martin stated, “The business continues to benefit from improving markets and solid sales and operations performance. Our outlook remains positive, as the number and quality of our prospects continue to grow.”
Commenting on the Company's earnings outlook for the remainder of fiscal 2012, Jacobs Chief Financial Officer John W. Prosser, Jr. stated, “With first quarter results in-line with our expectations, we are maintaining our guidance at $2.80 to $3.20 per share.”
Jacobs is hosting a conference call at 11:00 a.m. Eastern Time on Thursday, January 26, 2012, which they are webcasting live on the Internet at www.jacobs.com.
Jacobs is one of the world's largest and most diverse providers of technical, professional, and construction services.
Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements. We caution the reader that there are a variety of factors that could cause business conditions and results to differ materially from what is contained in our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements including those noted in our 2011 Form 10-K, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	Three Months Ended
	December 30, 2011	December 31, 2010
Revenues	$2,631,768	$2,356,175
Costs and Expenses:
Direct costs of contracts	(2,210,726)	(2,025,137)
Selling, general, and administrative expenses	(279,090)	(227,419)
Operating Profit	141,952	103,619
Other Income (Expense):
Interest income	1,395	924
Interest expense	(3,662)	(827)
Miscellaneous income (expense), net	(131)	7
Total other income (expense), net	(2,398)	104
Earnings Before Taxes	139,554	103,723
Income Tax Expense	(48,118)	(37,026)
Net Earnings of the Group	91,436	66,697
Net Income Attributable to Noncontrolling Interest	(1,726)	(874)
Net Earnings Attributable to Jacobs	$89,710	$65,823
Earnings Per Share (“EPS”):
Basic	$0.71	$0.53
Diluted	$0.70	$0.52

Weighted Average Shares Used to Calculate EPS:
Basic	126,921	124,988
Diluted	128,087	126,640

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Other Operational Information (in thousands):

	Three Months Ended
	December 30, 2011	December 31, 2010
Revenues by Major Component:
Technical professional services	$1,538,035	$1,204,813
Field services	1,093,733	1,151,362
Total	$2,631,768	$2,356,175

Depreciation (pre-tax)	$13,861	$14,199
Amortization of Intangibles (pre-tax)	$13,098	$6,034
Pass-Through Costs Included in Revenues	$543,832	$534,888

Capital Expenditures	$20,102	$6,664

Selected Balance Sheet and Backlog Information (in thousands):

	December 30, 2011	December 31, 2010
Balance Sheet Information:
Cash and cash equivalents	$959,237	$1,039,683
Working capital	1,135,176	1,582,284
Total debt	535,724	82,424
Total Jacobs stockholders' equity	3,439,179	2,947,359

Backlog Information:
Technical professional services	$9,529,500	$7,871,900
Field services	4,952,500	5,116,500
Total	$14,482,000	$12,988,400

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